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Press Release
For release Monday, March 25, 2002

For further information, contact:
Sense Technologies, Inc.
Jim Cotter, President
Mark Erwin, Board of Directors               704-335-9579

Jim Cotter, Formerly of JPMorgan Securities, Joins Board of Directors

CHARLOTTE, N.C. (March 25, 2002): Sense Technologies, Inc., a publicly held company traded on the NASDAQ exchange (SNSG) announced today that James H. Cotter, President and Chief Executive Officer, has replaced Mark Johnson on the Board of Directors.

The company, which holds exclusive patents on an automotive Doppler radar system that alerts drivers to potential hazards while backing, has recently made significant steps to further develop and commercialize its patent-protected technology. The product, Guardian Alert(R), has a sensor that mounts at the rear of a vehicle and a warning indicator inside the vehicle and can detect objects behind a backing vehicle in all weather conditions. The product can be fitted on existing vehicles as well as new cars and trucks. Thousands of Guardian Alert systems are in use on commercial fleets as well as on passenger vehicles today.

At JPMorgan Securities and its predecessor Chase Securities, Cotter advised clients regarding business strategy, capital formation, restructuring, mergers, acquisitions and divestitures in several industries including automotive parts, consumer products, chemicals and telecommunications. Mr. Cotter received his M.B.A. from Cornell's Johnson Graduate School of Management.

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Forward-Looking Statements

This press release consists of forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and actual results could differ materially from those indicated by such forward looking statements. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

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